STANDSTILL AGREEMENT

                  This STANDSTILL AGREEMENT (this "Agreement"), dated as of June 30, 1998, by and among Radio One, Inc., a Delaware corporation ("Radio One"); the subsidiaries of Radio One from time to time party hereto and who are guarantors of the Senior Indebtedness (as defined below) (herein referred to as the "Subsidiaries" and collectively, with Radio One hereinafter referred to as the "Companies," and individually as a "Company"); ALTA Subordinated Debt Partners III, L.P., BancBoston Investments, Inc., Grant M. Wilson, Syncom Capital Corporation, Alliance Enterprise Corporation, Opportunity Capital Corporation, Capital Dimensions Venture Fund, Inc., TSG Ventures L.P.
(successor-in-interest to TSG Ventures Inc.), Fulcrum Venture Capital Corporation and Alfred C. Liggins (successor-in-interest to Greater Philadelphia Venture Capital Corporation, Inc.) (together with their respective successors and assigns, each an "Investor" and collectively the "Investors"); Alfred C. Liggins, Catherine L. Hughes and Jerry A. Moore III (each, a "Management Stockholder" and collectively, the "Management Stockholders"); Credit Suisse First Boston, as Agent ("Agent") for itself and the other Senior Lenders (hereinafter defined); and United States Trust Company of New York, as trustee (the "Trustee") for the holders (the "Senior Subordinated Noteholders") of the 12% Senior Subordinated Notes due 2004 from Radio One in the aggregate principal amount of $85,478,000 (the "Senior Subordinated Notes") issued under the Indenture dated as of May 15, 1997 (as amended, modified, restated supplemented, renewed, replaced, extended, increased, rearranged or substituted from time to time, the "Indenture").

                                   WITNESSETH:

                  WHEREAS, in connection with the closing of the transactions contemplated by that certain Stock Purchase Agreement dated as of December 23, 1997 by and among the Shareholders of Bell Broadcasting Company and Radio One, Radio One desires to replace its Amended and Restated Credit Agreement (the "NationsBank Agreement"), dated as of May 19, 1997, with NationsBank of Texas, N.A. ("NationsBank") and the several lenders from time to time parties thereto with a Credit Agreement (as amended, modified, restated supplemented, renewed, replaced, extended, increased, rearranged or substituted from time to time, the "Senior Credit Agreement"), dated of even date herewith, with Credit Suisse First Boston ("CSFB"), as agent, and the several lenders from time to time parties thereto.

                  WHEREAS, the Companies, the Investors, the Management Stockholders, NationsBank, as agent under the NationsBank Agreement and the Trustee are parties to that certain Standstill Agreement (the "NB Standstill Agreement") effective as of May 19, 1997.

                  WHEREAS, this Agreement is entered into pursuant to the terms of Section 15 of the NB Standstill Agreement and replaces the NB Standstill Agreement in its entirety.

                  In order to induce the Senior Lenders to make financial accommodations to the Companies and to enter into the Senior Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies, the


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Investors and the Management  Stockholders hereby agree with the Agent on behalf of the Senior Lenders, and the Trustee, on behalf of the Senior Subordinated Noteholders that, so long as any Senior Indebtedness (as hereinafter defined) is outstanding or committed to be advanced, each such party will comply with such of the following provisions as are applicable to it:

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Certain Definitions.

                  1.1 Capitalized Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings specified for such terms in Appendix A.

                  1.2 Senior Indebtedness. The term "Senior Indebtedness" shall mean any and all loans, advances, extensions of credit and any other indebtedness, obligations and/or liabilities, now existing or hereafter arising, direct or indirect, absolute or contingent, of the Companies, or any of them to
(i) the Senior Lenders outstanding from time to time, whether pursuant to the Senior Credit Agreement, each Guaranty, any of the Notes, the Security Documents or any other Loan Document or otherwise (including, without limitation, any and all indebtedness to the Senior Lenders in respect of any and all future loans or advances or extensions of credit made to the Companies, or any of them, by the Senior Lenders prior to, during or following any proceeding in respect of any "Reorganization", as defined in Section 3.2 hereof, together with interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys' fees) at any time owing to the Senior Lenders, whether arising in connection with the Senior Credit Agreement, the Notes, each Guaranty, the Security Documents or any other Loan Document, or such other indebtedness (all of the foregoing sometimes referred to herein as the "Primary Senior Indebtedness"), and (ii) the Senior Subordinated Noteholders from time to time, pursuant to the Indenture, the Senior Subordinated Notes issued pursuant thereto, the guaranties of the Subsidiaries with respect thereto (the "Subordinated Guaranties"), or otherwise, together with interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys' fees) at any time owing to the Senior Subordinated Noteholders, whether arising in connection with the Indenture, the Senior Subordinated Notes, the Subordinated Guaranties or any other document executed in connection therewith, (regardless of the extent to which the Senior Credit Agreement, the Notes, each Guaranty, the Security Documents or any other Loan Document, or such other indebtedness, or the Indenture, the Senior Subordinated Notes or the Subordinated Guaranties is enforceable against the Companies and regardless of the extent to which such amounts are allowed as claims against the Companies in any Reorganization, and including any interest thereon accruing after the commencement of any Reorganization and any other interest that would have accrued thereon but for the commencement of such Reorganization); provided, that without the prior consent of Investors holding a majority in interest of the Preferred Stock, the Senior Lenders shall not increase the principal amount of borrowing available to the Companies under the Senior Credit Agreement to an amount in excess of $57,500,000 and the Senior Subordinated Noteholders will not increase the principal amount outstanding under the Senior Subordinated Notes. All Senior

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Indebtedness  shall be entitled to the benefits of this Agreement without notice thereof being given to the Investors.

                  1.3 Subordinated Obligations. The term "Subordinated Obligations" shall mean any and all existing and hereafter arising obligations and/or liabilities whatsoever of the Companies, or any of them, to (i) the Investors in connection with the Preferred Stock, whether payments made in respect of Liquidation Value or dividends of the Preferred Stock, indemnities or otherwise in respect of such Preferred Stock, whether direct or indirect, absolute or contingent, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation: all indebtedness, obligations and/or liabilities arising under, resulting from, relating to or in connection with such Preferred Stock, and further including without limitation any amounts paid at any time to the Investors under or in connection with provisions of the Securities Purchase Agreement or the Preferred Stockholders' Agreement and (ii) the Investors in connection with or under the, the Warrant Agreement, the Warrants, any and all proxies granted in connection therewith, and (iii) any indebtedness of the Company or any Subsidiary issued to the Investors, if any and at any time, in any transaction related to or in connection with the Preferred Stock or the Warrants, and in each case any and all agreements or instruments securing any of the obligations, indebtedness and/or liabilities evidenced by, arising under, resulting from or related to the foregoing (all of the foregoing, together with any other agreement, document, instrument, certificate or proxy evidencing or relating to any of the foregoing, the transactions contemplated therein or the Subordinated Obligations being hereinafter collectively referred to as the "Subordinated Agreements").

         2.       Representations and Warranties.

         (a) The Company and each Management Shareholder hereby represents and warrants to the Agent, the Senior Lenders, the Trustee and each Senior Subordinated Noteholder that:

                  (i) At the date hereof (i) the total number of shares of 15% Series A Preferred Stock authorized by Radio One, held by the Series A Investors, is 100,000 shares, par value $.01 per share; with an aggregate Liquidation Value for all such Series A Preferred Stock equal to $8,475,303.00; and (ii) the total number of shares of 15% Series B Preferred Stock authorized by the Company, held by the Series B Investors, is 150,000 shares, par value $.01 per share, with an aggregate Liquidation Value for all such Series B Preferred Stock equal to $12,446,710.00. At the date hereof, no dividends have been declared or have accrued with respect to the Preferred Stock. All of the Investors holding Series A Preferred Stock are listed on Exhibit A, under the caption "Series A Preferred Investors"; all of the Investors holding Series B Preferred Stock are listed on Exhibit A, under the caption "Series B Preferred Investors". All of the Investors holding warrants are listed on Exhibit A, under the caption "Warrantholders".

                  (ii) True, accurate and complete copies of the Subordinated Agreements are attached hereto as Exhibit B; and

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

         (b) Each Investor hereby represents and warrants to the Agent, the Senior Lenders, the Trustee and each Senior Subordinated Noteholder that:

                  (i) Each Investor is the holder of the Preferred Stock held by it, and in the case of Investors owning Warrants, the Warrants, free and clear of all liens, claims and encumbrances, and such Investor is not subject to any contractual limitation or restriction which would impair in any way its ability to execute or perform its obligations under this Agreement.

                  (ii) Each Investor hereby consents to the Companies incurring the Senior Indebtedness, including, without limitation, all future loans and extensions of credit by the Senior Lenders and the Senior Subordinated Noteholders to the Companies (to the extent permitted hereunder), or any of them, for all purposes for which such consent may be required under the Subordinated Agreements or otherwise;

                  (iii) Such Investor has no liens on, security interests in, or other rights to any of the assets of the Companies.

         3.       Terms of Subordination.

                  3.1 No Transfer. The Investors will not sell or otherwise dispose of any of the Subordinated Obligations, including, without limitation, the Preferred Stock or the Warrants, except with the consent of the Senior Lenders (which consent shall not be unreasonably withheld); provided, however, that the Investors may sell or transfer the Preferred Stock or the Warrants to an Affiliate, or any partner of any Investor existing on the date hereof or as required by law or regulation. In all cases, prior to any transfer of the Preferred Stock or the Warrants, or any other Subordinated Obligation, each transferee thereof must (a) agree in advance in writing, pursuant to an agreement in form acceptable to the Senior Lenders, to become a party hereto and
(b) pledge to Agent and the Senior Lenders, in advance, any Warrants so transferred pursuant to a pledge agreement in form acceptable to Senior Lenders. The Investors shall give the Senior Lenders at least thirty (30) days prior written notice of any such proposed transfer stating the identity of the transferee and providing such other information as the Senior Lenders shall reasonably require.

                  3.2 Payment  Subordinated.  (a)  Anything in the  Subordinated
Agreements to the contrary notwithstanding, each Investor hereby subordinates and defers the payment of the Subordinated Obligations, and the Subordinated Obligations are and shall be hereby made expressly subordinate and junior in right of payment to the prior indefeasible payment in full in cash of the Senior Indebtedness and termination of the Senior Credit Agreement and the Indenture, and the Subordinated Obligations are hereby subordinated as a claim against the Companies and the Management Stockholders (relating to the Senior Indebtedness) or any of the assets of, or ownership interests in, the Companies whether such claim be (i) in the event of any distribution of the assets of a Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law

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

proceedings or arrangements involving a Company or the readjustment of the liabilities of a Company or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of a Company (any of the foregoing being hereinafter referred to as a "Reorganization"), (ii) in connection with a sale of the Companies pursuant to the Subordinated Agreements or otherwise or (iii) other than in connection with any Reorganization or any such sale, to the prior indefeasible payment in full in cash of the Senior Indebtedness and termination of the Senior Credit Agreement and the Indenture. In furtherance of the foregoing, except as provided in Section 3.6 hereof, the Companies will not make, and no holder of Subordinated Obligations will accept or receive, any payment of Subordinated Obligations until all the Senior Indebtedness has been indefeasibly paid and satisfied in full in cash and the Senior Credit Agreement and the Indenture have been terminated.

                  (b)  Further,  so long as any Claim (as  defined  in Section 5 hereof) of Agent or any of the Senior Lenders or the Trustee or any Senior Subordinated Noteholder against any of the Companies, the Management Stockholders (relating to the Senior Indebtedness) or any portion of the Senior Indebtedness remains outstanding or unsatisfied, and until the Senior Credit Agreement and the Indenture have been terminated, each Investor agrees that it shall not (i) exercise any of its rights under the Warrants or any other option, warrant, call or other Right (other than, subject to Section 8 hereof, the Investors' rights under Articles VI and VIII of the Warrant Agreement and under any irrevocable proxy granted to effectuate the Investors' rights under Articles VI and VIII of the Warrant Agreement) it may now have or hereafter acquire with respect to any portion of the capital stock of any of the Companies (collectively, "Equity Rights"), whether acquired pursuant to the Subordinated Agreements or otherwise (A) unless after the exercise of such Warrants or other Equity Rights, the Investors will not own, directly or indirectly, 65% or more of Radio One or any other Company nor be entitled to elect or designate for election a majority of the Board of Directors of any Company, (B) if as a result of such exercise of the Warrants or other Equity Rights, Hughes and Liggins shall not continue to directly own of record and beneficially and to control 35% or more of Radio One and the Companies or would not be entitled to elect or designate for election a majority of the Board of Directors of any Company and
(C) so long as any capital stock to be issued in connection with the exercise of its Warrant is required to be pledged to the Agent for the benefit of the Senior Lenders, unless such Investor shall have first (x) notified the Senior Lenders and the Trustee of its desire to exercise its Warrant, (y) instructed and notified Radio One that any capital stock to be issued in connection with the exercise of any Warrant of any Investor shall be delivered directly to Agent as security for the Primary Senior Indebtedness and (z) such Investor shall simultaneously pledge such capital stock to the Agent for the benefit of the Senior Lenders pursuant to a pledge agreement in form and substance satisfactory to the Senior Lenders and deliver to Agent stock powers (executed in blank) covering such capital stock, (ii) exercise any rights it now has or hereafter acquires to require a Company to repurchase any of the Warrants pursuant to the Subordinated Agreements or otherwise, or (iii) accept any sums in consideration of repurchase of any of the Warrants.

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                  3.3 Distributions in  Reorganization.  (a) In the event of any
Reorganization relative to a Company or property of a Company, all of the Senior Indebtedness shall first have been indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture shall have been terminated before any payment whatsoever is made upon or in respect of the Subordinated Obligations (including but not limited to payments on account of redemption, liquidation, dividends, or principal, premium, interest or otherwise), and in any such proceedings any payment or distribution of any kind or character whatsoever, whether in cash or property or securities which may be payable or deliverable in respect of the Subordinated Obligations shall be paid or delivered directly to the (i) Agent for the benefit of the Senior Lenders for application in payment of the Primary Senior Indebtedness, unless and until the Investors shall have received notice in writing from the Agent that all such Primary Senior Indebtedness shall have been indefeasibly paid and satisfied in full in cash and the Senior Credit Agreement shall have been terminated, and (ii) thereafter to the Trustee, for the benefit of the Senior Subordinated Noteholders, for application in payment of the Senior Subordinated Notes and all monetary obligations of any Company under the Indenture, unless and until the Investors shall have received notice in writing from the Trustee that all such Senior Subordinated Notes and all monetary obligations under the Indenture of any Company shall have been indefeasibly paid and satisfied in full in cash and the Indenture shall have been terminated. In the event that, notwithstanding the foregoing, upon any such Reorganization, any payment or distribution of assets of a Company of any kind or character whatsoever, whether in cash, property or securities, shall be received by any holder of the Subordinated Obligations before all of the Senior Indebtedness is indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture have been terminated, the Investors agree hereby to cause all such payments and distributions to be immediately paid over, first, to the Agent for the benefit of the Senior Lenders, for application to the payment of all Primary Senior Indebtedness remaining unpaid until the Investors shall have received notice in writing from the Agent that all such Primary Senior Indebtedness shall have been indefeasibly paid in full in cash and the Senior Credit Agreement has been terminated, and second, to the Trustee for the benefit of the Senior Subordinated Noteholders, for application to the payment of all Senior Subordinated Notes and all other monetary obligations of any Company under the Indenture, until the Investors shall have received notice in writing from the Trustee that all such Senior
Subordinated  Notes  and  such  other  monetary   obligations  shall  have  been
indefeasibly paid in full in cash and the Indenture has been terminated.

                  (b) Until such time as the Senior Indebtedness has been indefeasibly paid and satisfied in full in cash and the Senior Credit Agreement and the Indenture shall have been terminated, each of the Investors irrevocably authorizes and empowers the Agent, on behalf of the Senior Lenders, and at such time as the Primary Senior Indebtedness shall have been indefeasibly paid in full, the Trustee, on behalf of the Senior Subordinated Noteholders, in any proceedings under any Reorganization (i) to file a proof of claim on behalf of any or all of the Investors with respect to the Subordinated Obligations if any such Investor fails to file proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted, (ii) to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of such Subordinated Obligations, provided that at such time as the Primary Senior Indebtedness shall have been indefeasibly paid in full, amounts received thereafter by the Agent, if any, shall be delivered by the Agent to the Trustee for the benefit of the Senior Subordinated

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Noteholders,  (iii) to prove any and all claims, or seek enforcement thereof, of each of the Investors in any Reorganization proceeding and (iv) to take such other action as may be reasonably necessary to effectuate any of the foregoing. Upon the Agent's or the Trustee's reasonable request, each Investor agrees severally and not jointly to provide to the Agent and the Trustee, all information and documents necessary to present claims or prove claims or seek enforcement thereof as aforesaid. The Investors shall retain the exclusive right to vote their claims in any Reorganization; provided, that no Investor shall be entitled to take any action or vote in any way and each such Investor hereby agrees severally and not jointly to not take any action or vote in any way, so as to contest (i) the validity or the enforceability of the Senior Credit Agreement, any of the other Loan Documents or any of the liens or security interests which secure the payment or performance of the Primary Senior
Indebtedness, (ii) the validity or the enforceability of the Indenture, the Senior Subordinated Notes, the Subordinated Guaranties or any other document executed in connection therewith, or (iii) the validity or enforceability of this Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Indebtedness. Neither the Agent and the Senior Lenders, nor the Trustee and the Senior Subordinated Noteholders, shall in any event be liable for any failure to prove the Subordinated Obligations; for failure to exercise any rights with respect thereto; or for failure to collect any sums payable thereon or for failure to take any affirmative action in connection therewith.

                  3.4 Effect of Provisions. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Subordinated Obligations on the other hand, and, except as otherwise expressly provided herein, none of such provisions shall impair, as between the Companies and the holders of the Subordinated Obligations, the obligations of the Companies, which are unconditional and absolute to pay to such holders all of the Subordinated Obligations in accordance with the terms thereof.

                  3.5 Subrogation, etc. The holders of the Subordinated Obligations shall not be subrogated to the rights of the holders of the Senior Indebtedness in respect of payments or distributions of assets of, or ownership interests in, the Companies made on the Senior Indebtedness, if at all under applicable law, until the Senior Indebtedness shall have been indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture have been terminated.

                  3.6 Permitted Payments of Subordinated Obligations. Radio One may, from time to time, pay or cause to be paid to any holder of Subordinated Obligations, and any such holder may accept and retain, payments or other distributions, including without limitation in respect of any redemption or other payment in respect of the Preferred Stock, to the extent, and solely to the extent, permitted (i) under the Senior Credit Agreement, so long as any Primary Senior Indebtedness thereunder remains unpaid and the Senior Credit Agreement has not been terminated, and (ii) under the Indenture, so long as the Senior Subordinated Notes, and all monetary obligations in connection therewith, remain unpaid, and the Indenture has not been terminated.

         4.  Agreement  to  Hold  in  Trust.   If  any  holder  of  Subordinated
Obligations   shall  receive  any  payment  with  respect  to  the  Subordinated
Obligations in any form and from any source

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

whatsoever (including, without limitation, any payment or distribution of collateral security, if any, or the proceeds of any collateral security) in violation of this Agreement, it shall hold such payment in trust first, for the benefit of the Senior Lenders and, promptly upon discovery or notice of such violation, pay it over to Agent for the benefit of the Senior Lenders for application to payment of the Primary Senior Indebtedness; and upon receipt of notice from the Agent that the Primary Senior Indebtedness has been paid in full and the Senior Credit Agreement has been terminated, shall thereafter, pay it over to the Trustee for the benefit of the Senior Subordinated Noteholders for application in payment of the Senior Subordinated Notes and other monetary obligations under the Indenture.

         5. Amendments to Subordinated Agreements/Additional Liens on Collateral. Each Investor covenants and agrees that, unless the Senior Lenders otherwise consent thereto in writing, it will not amend or modify any provision of any of the (a) Warrant Agreement, (b) the Amended and Restated Certificate of Incorporation of the Company, or the Preferred Stockholders' Agreement, or (c) the other Subordinated Agreements, in each such case, so as to effect (i) any obligation to pay any fees or any increase in the rate of interest or dividends charged, declared or accrued thereunder, (ii) any increase in the principal amount or liquidation value of the Subordinated Obligations or any installment due thereunder, or to create any obligation to make a principal payment or payment in respect of redemption, (iii) any additional payment or prepayment or redemption requirements, or requirements in respect of dividends or voting rights, (iv) any acceleration of the maturity date of any payment for principal, redemptions, dividends or interest, (v) amendment of the form or method of payment, (vi) the granting or obtaining of any collateral security or obtaining any lien on any collateral, (vii) providing for any additional covenants (financial or otherwise) or events of default (however defined), Redemption Events or remedies, or making more restrictive any existing covenants or events of default or provisions governing the Preferred Stock or Warrants, (viii) any rights to control the board of directors of any of the Companies, (ix) any changes to Section 10 of the Preferred Stockholders' Agreement or Articles VI or VIII of the Warrant Agreement or (x) any other amendment which would result in a breach or violation of the Senior Credit Agreement or which could have an adverse effect on the operations of the Companies, the Agent's or the Senior Lenders' security interest in the Collateral or the Agent's or the Senior Lenders' Claims. As used herein, the term "Claims" shall mean the Senior Indebtedness and any and all now existing and future indebtedness, obligations or liabilities, including without limitation any post petition interest, of the Companies to Agent and the Senior Lenders, or the Trustee and the Senior Subordinated Noteholders, whether direct or indirect, absolute or contingent, secured or unsecured, arising under the Senior Credit Agreement, the Notes, or any other Loan Documents, or the Indenture or the Senior Subordinated Notes, or the Subordinated Guaranties, as now written or as amended, modified, restated, supplemented, renewed, extended, increased, rearranged or substituted hereafter or by operation of law or otherwise, including any and all expenses (including reasonable attorneys' fees) incurred in connection therewith and any interest thereon. Claims shall also include all such Claims arising as a result of any refinancing of the Claims by another Person in accordance with the terms of this Agreement or (c) obtain any liens on or security interests in any of the assets or Property of the Companies as security for the Subordinated Obligations or otherwise.

         6. Requirement of Notice. (a) The Investors agree to notify Agent and the Senior Lenders and the Trustee, on behalf of the Senior Subordinated Noteholders immediately upon the happening of any of the following:

                           (i) the Investors declare an event of default, elect to exercise rights of any mandatory redemption or put in respect of the Preferred Stock, or elect to exercise any rights to convert the Preferred Stock or Warrants into common stock or indebtedness of the Company or any Subsidiary, under any of the Subordinated Agreements;

                           (ii) the waiver by the Investors of any material default or redemption event under any of the Subordinated Agreements;

                           (iii) the  acceleration  or  occurrence  of any event
         requiring redemption of the Subordinated Obligations, or event which provides increased voting rights to the Investors, or creates a Change of Control (as defined in the Senior Credit Agreement or the Indenture);

                           (iv) actual knowledge of the occurrence of a breach by the Company or any Subsidiary of any event under Section 10 of the Preferred Stockholders Agreement or under the Warrant Agreement which permits the Investors to require the Company to seek a sale of the Company or its assets, or a refinancing of its indebtedness and obligations in respect of the Preferred Stock, in each case, subject to the terms hereof; or

                           (v) actual knowledge of any breach by an Investor under this Agreement, or any Loan Document to which an Investor is a party executed in connection with the Senior Credit Agreement, or the Indenture.

                  (b) Prior to the commencement of any foreclosure action against a Company or acceleration of the Senior Indebtedness by reason of an Event of Default under the Senior Credit Agreement, or acceleration under the Indenture, each of the Agent and the Trustee, as the case may be, agree to notify the Investors of such Event of Default (although the failure to give such notice shall not affect the validity of such acceleration or foreclosure action).

         7. Legend. The Companies and each Investor, for itself and its successors and assigns as holders of Subordinated Obligations, covenant to cause each agreement and instrument representing or evidencing any of the Subordinated Obligations issued or executed by the Companies and either of them and held by the Investors or any agreement securing the Subordinated Obligations including, without limitation, the Preferred Stockholders Agreement, the Warrants, the Warrant Agreement, the Preferred Stock and any other documents or instruments evidencing Subordinated Obligations or Liens or security interests in favor of the Investor in connection with the Subordinated Obligations from time to time, if any, to have affixed upon it a legend which reads substantially as follows:

         "This instrument/agreement is subject to a Standstill Agreement dated as of June 30, 1998 among RADIO ONE, INC., the Subsidiaries of Radio One, Inc. from time to time, the Investors (as defined therein), the Senior Lenders (as defined therein) and Credit Suisse First Boston, as Agent to such Senior Lenders and individually as a Senior Lender, and United States Trust Company of New York, as Trustee for the Senior Subordinated Noteholders (as defined therein).By its acceptance of this instrument/agreement, the holder hereof agrees to be bound by the provisions of such Standstill Agreement to the same extent that each Investor is bound. In the event of any inconsistency between the terms of this instrument/agreement and the terms of such Standstill Agreement, the terms of the Standstill Agreement shall govern and be controlling."

         8. Limit on Right of Action. Each Investor, for itself and its successors and assigns, agrees for the benefit of the holders of the Senior Indebtedness that until indefeasible payment in full in cash of the Senior Indebtedness and termination of the Senior Credit Agreement and the Indenture, such Investor will not take any action to accelerate or demand payment by a Company of the Subordinated Obligations, or exercise a right of redemption or a put (to the Company) in respect of the Subordinated Obligations, or exercise any of its remedies in respect of the Subordinated Obligations, to initiate any Reorganization of, or litigation against, a Company, or to foreclose or otherwise realize on any Lien, if any, given by a Company or any other Person to secure the Subordinated Obligations; provided, however, that the Investors may accelerate or exercise a right of redemption of the Subordinated Obligations upon the earlier to occur of (i) a Reorganization of the Company (provided that the Investors agree to rescind any acceleration or notice of mandatory redemption resulting from a Reorganization which is an involuntary proceeding dismissed or discharged within 60 days thereof), (ii) the acceleration of the Primary Senior Indebtedness by the holders thereof, (iii) the date which is 180 days after the date the Investors notify the Agent that one of the events under subsections (a), (b) or (c) of Section 10 of the Preferred Stockholders Agreement has occurred so long as such event is continuing at the time of acceleration or exercise of the right of redemption or a put (to the Company); provided further, however, after prior written notice to Agent, the Investors may also initiate litigation against the Companies and the Management Stockholders after either one of the events set forth in the foregoing subsections (i) or (ii) have occurred. Notwithstanding the foregoing, the Investors may (x) sue for specific performance of any of the covenants in the Subordinated Agreements pursuant to their Rights thereunder so long as such action is not in conflict with this Agreement, does not involve an acceleration or an exercise of the right of mandatory redemption or a put (to the Company) of the Subordinated Obligations, the creation of any liens, the payment of, or determination of, any obligation for money damages or the payment of any sums whatsoever to the Investors, and (y) take the actions contemplated by Section 10 of the Preferred Stockholders Agreement and Article VI or Article VIII of the Warrant Agreement pursuant to their rights thereunder as in effect on the date hereof; provided, however, that at such time as the Agent and/or the Senior Lenders have commenced to actively pursue the exercise of their Rights under the Loan Documents to conduct a sale of the Collateral securing the Primary Senior Indebtedness, either pursuant to the exercise of foreclosure Rights, an agreed-upon-sale, or deed-in-lieu of foreclosure, or otherwise, or the Trustee on behalf of the Senior Subordinated Noteholders has commenced to actively pursue the exercise of their Rights under the Senior Subordinated Notes or the Indenture, then the Investors shall no longer have the right to take any of the actions permitted to be taken by the Investors hereunder (other than acceleration or exercise of a right to require the Company to redeem any or all shares of Preferred Stock under Section 8.1 of the Preferred Stockholders Agreement, as applicable, the actions permitted under
Section 3.3 hereof, or actions to perfect the Investors' rights to payment from any excess proceeds arising from the Pledged Shares after payment in full of the Senior Indebtedness and the termination of the Senior Credit Agreement and the Indenture) until such date as the Agent and/or the Senior Lenders and/or the Trustee on behalf of the Senior Subordinated Noteholders cease such efforts. If at any time the Agent, the Senior Lenders or the Trustee, on behalf of the Senior Subordinated Noteholder should begin or resume to actively pursue the exercise of their Rights under the Loan Documents or the Indenture or the Subordinated Guaranties, including the conducting of a sale of any of the Collateral by the Agent or any Senior Lender, then the Investors shall again cease taking any actions permitted hereunder. In the event of a dispute with respect to this provision, it shall be the Investors' burden of proof that the Agent or the Senior Lenders or the Trustee on behalf of the Senior Subordinated Noteholders have failed or ceased to actively pursue the exercise of the Rights as described herein.

         9.       Intentionally Deleted.

         10.      Intentionally Deleted.

         11. Additional Rights of Senior Lenders and the Senior Subordinated Noteholders. If any Investor, in violation of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against a Management Stockholder or a Company, a Management Stockholder (relating to the Senior Indebtedness) or a Company may interpose as a defense or plea the making of this Agreement, the Agent may intervene on behalf of the Senior Lenders and interpose a defense or plea in the Agent's name and/or the Senior Lenders' names or in the name of a Management Stockholder or a Company, and the Trustee may intervene on behalf of the Senior Subordinated Noteholders and interpose a defense or plea in the Trustee's name and/or the Senior Subordinated Noteholders' names or in the name of a Management Stockholder or a Company. If any Investor shall attempt to enforce any security agreement, real estate mortgage, deed of trust or any lien instrument or other encumbrance in violation of the terms of this Agreement, the Agent and/or the Senior Lenders may by virtue of this Agreement restrain the enforcement thereof in their name or in the name of the Management Stockholders or the Companies. If any Investor obtains any assets of a Company as a result of any administrative, legal or equitable action, or otherwise, each such Investor agrees forthwith to pay, deliver and assign to the Agent for the benefit of the Senior Lenders any such assets for application to the Senior Indebtedness.

         12. Companies' Additional Agreement. Each Company agrees with Agent, the Senior Lenders, the Trustee and the Senior Subordinated Noteholders that it will not, without the prior written consent of Agent and the Senior Lenders', and the Trustee on behalf of the Senior Subordinated Noteholders, execute or deliver any negotiable instrument as evidence of the Subordinated Obligations or any part thereof, except as otherwise permitted by this Agreement.

         13. Rights to Amend Loan Documents and Discontinue Senior Indebtedness. Agent and the Senior Lenders hereby reserve the right, in their sole discretion, to modify, amend, waive or release any of the terms of the Senior Credit Agreement, the Note, or any of the other Loan Documents, and the Trustee on behalf of the Senior Subordinated Noteholders hereby reserves the right, in its sole discretion, to modify, amend, waive or release any of the terms of the Senior Subordinated Notes, or the Indenture or the Subordinated Guaranties, in each case, at any time executed by the Management Stockholders or the Companies or any other Person in connection with the Senior Indebtedness or of any other document relative thereto and to exercise or refrain from exercising any powers or rights which the Senior Lenders or the Senior Subordinated Noteholders may have thereunder, and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect any of Agent's, the Senior Lenders' the Trustee's or any Senior Subordinated Noteholder's rights under this Agreement. Each Investor hereby agrees that Agent and the Senior Lenders, and the Trustee, on behalf of the Senior Subordinated Noteholders, may from time to time, in their sole discretion, amend the instrument and agreements evidencing the Senior Indebtedness, grant extensions of time of payment or performance and make compromises and grant waivers or make settlements with the Companies and each of them or other creditors of the Companies, without affecting the agreements of the Investors, the Management Stockholders or the Companies hereunder. If at any time hereafter, Agent and the Senior Lenders shall, in their own judgment, determine to discontinue the extension of credit to the Companies, they may do so. This Agreement shall continue in full force and effect until the Senior Indebtedness shall have been indefeasibly paid in full in cash and the Senior Credit Agreement and the Indenture have been terminated. Notwithstanding the foregoing, Agent and the Senior Lenders agree that they shall not, without the prior consent of Investors holding a majority in interest of the Preferred Stock, modify the Loan Documents (a) to increase the rates of interest payable thereunder above the default rate of interest prescribed by Section 4.1(c) of the Senior Credit Agreement; provided that this clause shall not restrict or prohibit the Agent or the Senior Lenders from charging fees in connection with the Loan Documents, amendments or waivers relating thereto and/or in connection with any over-advance facility that may be extended from time to time in the Senior Lenders' discretion, (b) amend or modify the Senior Credit Agreement so as to further restrict Radio One's ability to make interest or dividend payments on the Subordinated Obligations, (c) to increase the Senior Indebtedness in violation of Section 1.2 hereof or (d) extend the maturity date past the maturity date of the Subordinated Obligations.

         14. Compensation and Indemnity. Radio One shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, in connection with this Agreement. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Radio One shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or under the NB Standstill Agreement. The Trustee shall notify Radio One promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify Radio One shall not relieve Radio One of its obligations hereunder. Radio One shall defend the claim and the Trustee may have separate counsel and Radio One shall pay the fees and expenses of such counsel. Radio One need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         15. Further Assurances. Each Company, Management Stockholder and Investor, for itself and its successors and assigns as holders of Subordinated Obligations, covenant to execute and deliver to Agent, the Senior Lenders and the Trustee for the benefit of the Senior Subordinated Noteholders such further instruments and documents and take such further actions as Agent, on behalf of the Senior Lenders and the Trustee, on behalf of the Senior Subordinated Noteholders may from time to time reasonably request. Without limiting the foregoing, in the event that all or part of the Senior Indebtedness is hereafter refinanced, refunded or replaced through the Senior Lenders, the Senior
Subordinated Noteholders and/or any other lender(s) in accordance with this Agreement, the Investors agree to enter into one or more new agreements with the Senior Lenders, the Senior Subordinated Noteholders and/or such lender providing for the subordination of the Subordinated Obligations to at least the same extent, and upon substantially similar terms, as provided in this Agreement.

         16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, telecopy or by any form of delivery (including but not limited to United States Registered or Certified Mail or Federal Express or other overnight delivery service) requiring or providing for a signed receipt, and addressed as set forth on Schedule 16 hereto, or to such other address or addresses as the party to whom such notices directed may have designated in writing to the other parties hereto. Notices shall be deemed given upon the earlier to occur of (i) actual receipt by or delivery to the addressee, or (ii) the third day following deposit thereof with the U.S. Postal Service for delivery via certified or registered mail, postage prepaid.

         17. Successors; Continuing Effect, Etc. This Agreement is being entered into for the benefit of the holders of the Senior Indebtedness and the Subordinated Obligations, and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there are both Senior Indebtedness and Subordinated Obligations outstanding or committed to be advanced. The liability of the Investors hereunder shall be reinstated and revived, and the rights of the holders of the Senior Indebtedness shall continue, with respect to any amount at any time paid on account of the Senior Indebtedness which shall thereafter be required to be restored or returned by the holders of the Senior Indebtedness in any Reorganization (including without limitation, any repayment made pursuant to any provision of Chapter 5 of Title 11, United States Code), all as though such amount had not been paid.

         18. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by Agent, on behalf of the Senior Lenders, the Trustee, on behalf of the Senior Subordinated Noteholders, and the Investors (unless such amendment or modification shall impose any additional obligations upon the Companies, in which case such amendment or modification shall also require execution by the Companies).

         19.      Applicable Law; Jurisdiction and Venue; Waiver of Jury Trial.

                  (a)  APPLICABLE   LAW.  THIS  AGREEMENT  AND  THE  RIGHTS  AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) JURISDICTION AND VENUE. Each of the Companies and each Investor hereby irrevocably and unconditionally:

                           (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                           (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (iii) designates and appoints Corporation Service Company, with offices at 375 Hudson Street, New York, New York 10014, as agent to receive for and on behalf of each of the Companies and the Investors service of process in New York. In the event that Corporation Service Company resigns or ceases to serve as the agent for service of process hereunder, the Company agrees forthwith (A) to designate another agent for service of process in the State of New York and (B) to give prompt written notice to the Agent of the name and address of such agent. In addition, each of the Companies and the Investors agree that service of process in any such action or proceeding may also be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Schedule 16;

                           (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                           (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 19(b) any special, exemplary, punitive or consequential damages.

         (c) WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE AGENT, THE SENIOR LENDERS, THE TRUSTEE ON BEHALF OF THE SENIOR SUBORDINATED NOTEHOLDERS, THE COMPANIES AND EACH INVESTOR, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. The Companies acknowledge that this waiver is a material inducement to the Senior Lenders' agreement to enter into a business relationship, that the Senior Lenders have already relied on this waiver in entering into the Senior Credit Agreement, and that the Senior Lenders will continue to rely on this waiver in related future dealings. The Companies further warrant and represent that they have knowingly and voluntarily waived their jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, RENEWALS, EXTENSIONS, RESTATEMENTS, REARRANGEMENTS, SUPPLEMENTS OR SUBSTITUTIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         20. Miscellaneous. This Agreement may be signed in any number of counterparts which, when taken together, shall constitute one and the same document. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. In the event of any conflict between the provisions of the Agreement and the provisions of any of the Loan Documents, the Senior Subordinated Notes, the Indenture, the Subordinated Guaranties, or any of the Subordinated Agreements, the provisions of this Agreement shall control. The Companies shall reimburse the holders of the Senior Indebtedness upon demand for all reasonable costs and expenses (including reasonable attorney's fees and disbursements) paid or incurred by the holders of the Senior Indebtedness in connection with any enforcement of this Agreement in favor of the holders of the Senior Indebtedness.

         21. Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         22. No Personal Liability of Management Stockholders. Notwithstanding anything herein to the contrary, neither Jerry A. Moore, III, Alfred C. Liggins, nor Catherine L. Hughes shall have personal liability under this Agreement.

                                   APPENDIX A

"Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control of" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

"Agent" shall mean CSFB and any successor to CSFB under the Senior Credit Agreement or any other person or entity acting either on its own (in the event there is only one Senior Lender) of on behalf of a group of Senior Lenders under the Senior Credit Agreement.

"Collateral" has the meaning set forth in the Senior Credit Agreement.

"Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity, and including, in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

"Event of Default" means any of the events specified in Section 9 of the Senior Credit Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Guaranty" means (i) those certain Guaranties, dated as of June 30, 1998, from each of Radio One Licenses, Inc., a Delaware corporation, Bell Broadcasting Company, a Michigan corporation, and Radio One of Detroit, Inc., a Delaware corporation and (ii) each Guaranty of a Restricted Subsidiary, executed and delivered as required pursuant to the terms of the Senior Credit Agreement, as the same may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

"Liquidation Value" has the meaning specified for such term in the Amended and Restated Certificate of Incorporation of Radio One in effect on the date hereof.

"Loan Documents" means this Agreement, the Senior Credit Agreement, all UCC financing statements, the Notes, the Security Documents, any Application, any Interest Hedge Agreements with any Senior Lenders relating to the Loans , the Fee Letters, all certificates executed and delivered in connection with any Loan Document, any agreements between any of the Companies and the Agent or any Senior Lender in respect of fees or the reimbursement of costs and expenses and any and all other documents, instruments, certificates and agreements now or hereafter executed or delivered by any Person pursuant to or in connection with any of the foregoing, and any and all present or future amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements or substitutions from time to time of all or any part of any of the foregoing. Capitalized terms used herein that are not defined elsewhere in this Agreement shall have the meanings set forth in the Senior Credit Agreement.

"Notes" has the meaning set forth in the Senior Credit Agreement.

"Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Companies, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations and all other obligations and liabilities of any of the Companies to the Agent or to any Senior Lender (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Senior Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Credit Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Senior Lender (or any Affiliate of any Senior Lender) or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Agent or to any Senior Lender that are required to be paid by any of the Companies pursuant to the Senior Credit Agreement) or otherwise. Capitalized terms used herein that are not defined elsewhere in this Agreement shall have the meanings set forth in the Senior Credit Agreement.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

"Pledged Shares" means the shares of capital stock pledged to the Agent pursuant to the Pledge Agreements (as such term is defined in the Senior Credit Agreement).

"Preferred Stock" means the Series A Senior Cumulative Redeemable Preferred Stock and the Series B Senior Cumulative Redeemable Preferred stock of Radio

One.

"Preferred Stockholders' Agreement" means the Preferred Stockholders' Agreement by and among the Investors named therein, Radio One, Radio One Licenses, Inc., a Delaware corporation, and the

Management Stockholders, as amended by the First Amendment to Preferred Stockholders' Agreement of even date herewith, and as may be hereafter modified or amended.

"Redemption Events" has the meaning set forth in the Preferred Stockholders' Agreement.

"Rights" means rights, remedies, powers and privileges.

"Security Documents" means the Security Agreements, the Pledge Agreements, the Intellectual Property Security Agreements, the Mortgages, each Guaranty and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other documents, agreements, instruments and financing statements now or hereafter executed or delivered by any Person in connection with, or as security for the payment or performance of, the Obligations or any part thereof. Capitalized terms used herein that are not defined elsewhere in this Agreement shall have the meanings set forth in the Senior Credit Agreement.

"Securities Purchase Agreement" means the Securities Purchase Agreement, dated June 6, 1997, by and among Radio One, the Investors, certain Subsidiaries of Radio One then existing and the Management Stockholders.

"Senior Lenders" means CSFB and NationsBank, N.A. and any other lender under the Senior Credit Agreement and their respective successors and assigns.

"Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of all Voting Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such Equity Interests are owned directly or through one or more other Subsidiaries of such Person or a combination thereof). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Radio One.

"Warrant Agreement" means the Warrantholders' Agreement, dated as of June 6, 1995, by and among the Investors named therein, Radio One, the subsidiaries of Radio One then existing, and the Management Stockholders, as amended by the First Amendment to the Warrantholders' Stockholders' Agreement, dated as of May 19, 1997, and as may be hereafter modified or amended.

"Warrants" means the Warrants for Common Stock of Radio One issued pursuant to the Warrant Agreement.

                                    EXHIBIT A

I.       Series A Preferred Stock

          Investor                          Liquidation Value of Preferred Stock
--------------------------------------------------------------------------------
Alliance Enterprise Corporation                                      $912,655.00
--------------------------------------------------------------------------------
Alfred C. Liggins                                                    $235,967.00
--------------------------------------------------------------------------------
Opportunity Capital Corporation                                      $487,230.00
-------------------------------------------------------------------------------
Capital Dimensions Venture Fund, Inc.                              $3,725,814.00
--------------------------------------------------------------------------------
Fulcrum Venture Capital Corporation                                  $965,009.00
--------------------------------------------------------------------------------
TSG Ventures L.P.                                                    $798,059.00
--------------------------------------------------------------------------------
Syncom Capital Corporation                                         $1,359,569.00
--------------------------------------------------------------------------------


II.      Series B Preferred Stock

          Investor                          Liquidation Value of Preferred Stock
--------------------------------------------------------------------------------
ALTA Subordinated Debt Partners III, L.P.                          $7,213,957.00
--------------------------------------------------------------------------------
BancBoston Investments, Inc.                                       $4,924,944.00
--------------------------------------------------------------------------------
Grant M. Wilson                                                      $307,809.00
--------------------------------------------------------------------------------

III.     Warrantholders

           Name of Holder                                Number of Warrants Held
--------------------------------------------------------------------------------
Capital Dimensions Venture Fund              Warrants to acquire 15.24 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
Fulcrum Venture Capital Corporation          Warrants to acquire 15.61 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
Syncom Capital Corporation                   Warrants to acquire 36.12 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
Alfred C. Liggins                            Warrants to acquire 0.97 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
TSG Ventures L.P.                            Warrants to acquire 3.27 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
Alliance Enterprise Corporation              Warrants to acquire 18.70 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
Opportunity Capital Corporation              Warrants to acquire 6.20 shares  of
                                             Class A Common Stock
--------------------------------------------------------------------------------
ALTA Subordinated Debt Partners III, L.P.    Warrants to acquire 29.52 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
BancBoston Investments Inc.                  Warrants to acquire 20.15 shares of
                                             Class A Common Stock
--------------------------------------------------------------------------------
Grant M. Wilson                              Warrants to acquire 1.26 shares  of
                                             Common Stock
--------------------------------------------------------------------------------

                                   SCHEDULE 16

Notice Addresses
----------------
         if to the Companies, to the following address:

                  c/o  Radio One, Inc.
                  5900 Princess Garden Parkway
                  Lanham, Maryland  20706
                  Attention:  Mr. Alfred C. Liggins, President

         if to the Senior Lenders, to the following address:

                  Credit Suisse First Boston
                  Eleven Madison Avenue
                  New York, New York  10010
                  Attention:  Agency Administration

                  and to:

                  Baker & Botts, L.L.P.
                  2001 Ross Avenue
                  800 Trammell Crow Center
                  Dallas, Texas  75201
                  Attention:  Alison C. Courtwright, Esq.

         If to the Senior Subordinated Noteholders, to the following address:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036
                  Attention: Corporate Trust Division

         and to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022
                  Attention: Jeffrey R. Poss, Esq.

         if to the Investors, to the following addresses:

                  Alta Subordinated Debt Partners III, L.P.
                  c/o  Alta Subordinated Debt Management III, L.P.
                  Attention:  Brian W. McNeill

                  Burr, Egan, Deleage & Co.
                  One Post Office Square
                  Boston, Massachusetts  02109

                  BancBoston Investments, Inc.
                  Attention:  Sanford Anstey
                  100 Federal Street, 32nd Floor
                  Boston, Massachusetts  02110

                  Grant M. Wilson
                  201 Concord Street

                  Carlisle, Massachusetts  01741

                  Syncom Capital Corporation
                  Attention:  Terry L. Jones, President
                  8401 Colesville Road
                  Suite 300
                  Silver Spring, Maryland  20910

                  Alliance Enterprise Corporation
                  Attention:  Tom Gerron
                  12655 North Central Expressway
                  Dallas, Texas  75243

                  Opportunity Capital Corporation
                  Attention:  J. Peter Thompson, President
                  2201 Walnut Avenue, Suite 210
                  Freemont, California  94538

                  Capital Dimensions Venture Fund, Inc.
                  Attention:  Dean Pickerell, President
                  Two Applegate Square
                  Suite 335-T
                  Minneapolis, Minnesota  55425-1637

                  TSG Ventures LP
                  TSGVI Associates, Inc.
                  177 Broad Street - 12th Floor
                  Stamford, CT  06901

                  Fulcrum Venture Capital Corporation
                  Attention:  Brian E. Argrette
                  300 Corporate Point, Suite 380
                  Culver City, California  90230

                  Alfred C. Liggins
                  c/o  Radio One, Inc.
                  5900 Princess Garden Parkway
                  Lanham, Maryland  20706

L

         IN WITNESS WHEREOF, the undersigned have executed this Standstill Agreement as a sealed instrument as of the day and year first above written.

                                    CREDIT SUISSE FIRST BOSTON, as Agent

                                    By:
                                       -----------------------------------------
                                      Name:
                                      Title:

                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK, as Trustee

                                    By:
                                       -----------------------------------------
                                      Name:
                                      Title:

                                    RADIO ONE, INC.

                                    By:
                                       -----------------------------------------
                                       Name:     Alfred C. Liggins
                                       Title:    President

                                    RADIO ONE LICENSES, INC.

                                    By:
                                       -----------------------------------------
                                       Name:     Alfred C. Liggins
                                       Title:    President

                                    BELL BROADCASTING, INC.

                                    By:
                                       -----------------------------------------
                                       Name:     Alfred C. Liggins
                                       Title:    President

                                    RADIO ONE OF DETROIT, INC.

                                    By:
                                       -----------------------------------------
                                    Name:     Alfred C. Liggins
                                    Title:    President

                    [Signature Page to Standstill Agreement]

                                   INVESTORS:

                                   ALTA SUBORDINATED DEBT
                                   PARTNERS III, L.P.

                                   By:    Alta Subordinated Debt
                                          Management III, L.P., its
                                          General Partner

                                    By:
                                       -----------------------------------------
                                      Name:
                                      Title:

                                    BANCBOSTON INVESTMENTS INC.

                                    By:
                                       -----------------------------------------
                                       Name:  Lars A. Swanson
                                       Title:  Vice President


                                    --------------------------------------------
                                    Grant M. Wilson, individually

                                    SYNCOM CAPITAL CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    ALLIANCE ENTERPRISE CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                    [Signature Page to Standstill Agreement]

                                    OPPORTUNITY CAPITAL CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    CAPITAL DIMENSIONS VENTURE
                                    FUND, INC.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    TSG VENTURES L.P.

                                    By:    TSGVI Associates, Inc.
                                           its general partner

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    FULCRUM VENTURE CAPITAL
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    --------------------------------------------
                                    Alfred C. Liggins, individually

                    [Signature Page to Standstill Agreement]

                                     MANAGEMENT STOCKHOLDERS:

                                     -------------------------------------------
                                     Alfred C. Liggins, individually

                                     -------------------------------------------
                                     Catherine L. Hughes, individually

                                     -------------------------------------------
                                     Jerry A. Moore III, individually

                    [Signature Page to Standstill Agreement]